UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 19, 2005

NATIONSRENT COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114115	14-1875911

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On September 19, 2005, NationsRent Companies’ Chief Executive Officer Thomas J. Putman and Chief Financial Officer Thomas J. Hoyer are scheduled to make a joint presentation at the Bank of America 35th Annual Investment Conference at the Ritz-Carlton Hotel in San Francisco. The presentation is scheduled for 4:00 pm. Pacific Time. A copy of the press release announcing NationsRent’s participation in the conference is attached hereto as Exhibit 99.1.
     During the presentation, Mr. Putman and Mr. Hoyer intend to use slides containing the information attached to this Form 8-K as Exhibit 99.2
     The information in this Item 8.01 of this Form 8-K and the Exhibits attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report.
     The information contained in the slides is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:
99.1	Press Release dated September 19, 2005.

99.2	Text of Investor Conference Slideshow for September 19, 2005
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signature on following page.]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC.

By:	/s/ Joseph H. Izhakoff

Name: Joseph H. Izhakoff
Title: Executive Vice President, General Counsel and Secretary
Dated: September 19, 2005

INDEX TO EXHIBITS
Current Report on Form 8-K
dated September 19, 2005
NationsRent Companies, Inc.
99.1	Press Release dated September 19, 2005.

99.2	Text of Investor Conference Slideshow for September 19, 2005